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                                                                   Exhibit 10.21

                                 FIRST AMENDMENT

                  AGREEMENT, made this 27th day of May, 1999, entered into between GLORIOUS SUN ROBERT MARTIN, LLC, a New York limited liability company, having its principal office at 100 Clearbrook Road, Elmsford, New York (herein referred to as "Landlord"), and FRONTLINE COMMUNICATIONS CORPORATION (formerly known as Easy Street Online, Inc.), a Delaware corporation, having an office at One Blue Hill Plaza, Pearl River, New York 10965 (herein referred to as "Tenant").

                              W I T N E S S E T H :
                               - - - - - - - - - -

                  WHEREAS, Landlord and Tenant entered into a written lease agreement dated June 11, 1997, (hereinafter referred to as the "Lease") wherein and whereby the Landlord leased to Tenant and the Tenant hired from the Landlord approximately 5,525 square feet in the building known as One Blue Hill Plaza, Pearl River, New York, for a term which currently expires June 30, 2002, and

                  WHEREAS, the parties hereto desire to amend said Lease by relocating Tenant to new premises and extending the term pursuant to the terms and provisions set forth below;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, each to the other in hand paid, IT IS AGREED as follows:

                  1. The Lease shall be extended to the last day of the month five (5) years after the month during which the New Premises Commencement Date (as defined below) occurs.

                  2. As of the New Premises Commencement Date, the following shall be effective:

                     a) Tenant shall relocate from the Demised Premises consisting of approximately 5,525 square feet on the 6th floor of the Building ("Existing Premises") to space located on the 7th floor of the Building consisting of approximately 11,432 square feet ("New Premises") as shown on the floor plan attached and made a part hereof as Exhibit A-1. All references in the Lease to the Demised Premises shall apply to the New Premises. Tenant shall surrender the Existing Premises in accordance with the Lease within fourteen
(14) days following the New Premises Commencement Date. Failure of Tenant to surrender the Existing Premises shall constitute a default under the Lease. Landlord shall deliver the New Premises subject to the work shown on Exhibit A-1. Shown on Exhibit A-1 are Tenant extras, which shall be furnished by Landlord at Tenant's cost and expense in the amount of $24,399.00. Simultaneously with the execution of this Agreement by Tenant, Tenant shall pay to Landlord 50% of said sum ($12,199.50) with the balance due upon the New Premises Commencement Date. In the event Tenant notifies Landlord in writing that it does not wish to proceed with the Tenant extras, Landlord shall reimburse Tenant any monies paid by Tenant to Landlord for said extras minus any costs and expenses incurred by Landlord in connection with said extras.

                     b) The fixed rent as set forth in Section 3.01(a) of the Lease shall be deleted in its entirety and the following shall be substituted in place thereof:
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                  "From the New Premises Commencement Date through and including the expiration date of the Lease, the fixed rent for the New Premises shall be $260,078.00 per annum."

                     c) The reference to "5,525 square feet" in Section 2.01(d) of the Lease shall be amended by deleting such reference and substituting "11,432 square feet" in place thereof.

                     d) Section 4.01 (e) of the Lease shall be amended by deleting ".50%" therein and substituting "1.039%" in place thereof.

                     e) The number of parking spaces for executive cars set forth in Section 16.01(a) of the Lease shall be increased from "two (2) spaces" to "eleven (11) spaces". The number of spaces for employee cars shall remain unchanged.

                     f) Electric Rent (as defined in Article 21.02 of the Lease) in the amount of $1.50 per square foot of Rentable Area is included in the fixed rent set forth in paragraph 2 b) above.

                     g) The security deposit set forth in Section 46.01 of the Lease shall be increased from "$16,114.58" to "$65,019.50". Tenant shall deposit such additional security in the amount of $48,904.92 upon Tenant's execution and delivery of this First Amendment.

                  3. The New Premises Commencement Date shall be deemed to occur on the earlier of (i) the date the New Premises shall be deemed complete (as defined below) or (ii) the date Tenant or anyone claiming under or through Tenant shall occupy the New Premises. The New Premises shall be deemed complete on the earliest date on which Landlord's work, as set forth on Exhibit A-1, in the New Premises has been substantially completed, notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which would not materially interfere with Tenant's use of the New Premises. Landlord shall notify Tenant in writing of substantial completion of Landlord's work and shall specify all outstanding items, if any, and the estimated date of completion. If completion of the New Premises is delayed by reason of:

                    (i) any act or omission of Tenant or any of its employees, agents or contractors which affects the Landlord's ability to complete the work, or

                    (ii) failure to plan or execute Tenant's work, if any, with reasonable speed and diligence, or

                    (iii) failure to make selections required hereunder, or

                    (iv) material changes by Tenant in its drawings or
               specifications or changes or substitutions requested by Tenant, or

                    (v) failure to timely submit or approve drawings, plans or specifications,

                    (vi) Tenant's failure to deliver to Landlord the additional security deposit required hereunder,

then the New Premises shall be deemed complete (and Tenant shall commence paying the rental set forth in Paragraph 2 (b)) on the
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date when it would have been completed but for such delay, and Tenant shall pay
Landlord all costs and damages which Landlord may sustain as a direct result of a Tenant's delay as specified in paragraphs 3(i)-(vi) above.

Promptly following the completion of the New Premises as described above, the parties shall enter into a supplementary written agreement setting forth the New Premises Commencement Date.

                  4. Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to the Lease, including, but not limited to, the fixed rent, to any person, corporation, partnership, association, newspaper, periodical or other entity.

                  This non-disclosure and confidentiality agreement shall be binding upon Tenant without limitation as to time, and a breach of this paragraph shall constitute a material breach under the Lease.

                  5. The Tenant represents that it has dealt with no broker in connection with this First Amendment except Mack-Cali Realty, L.P.

                  6. Except as otherwise set forth herein, all terms and provisions contained in the Lease shall remain in full force and effect.

                  7. It is understood and agreed that this First Amendment is submitted to the Tenant for signature with the understanding that it shall not bind the Landlord unless and until it has been executed by the Landlord and delivered to the Tenant or Tenant's attorney.

                  8. This Lease, as hereby amended, shall be binding upon the parties hereto, their successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                       GLORIOUS SUN ROBERT MARTIN, LLC
                                       By: RM Blue Hill, Inc.


                                       By:
                                          --------------------------------------
                                          Managing Member

                                       FRONTLINE COMMUNICATIONS
                                       CORPORATION

                                       By:
                                          --------------------------------------
                                           Vice President